Exhibit 99.1

News Release

NYSE: MYE

Contact(s):

Gregg Branning, Senior Vice President

& Chief Financial Officer (330) 761-6303

Monica Vinay, Vice President, Investor

Relations & Treasurer (330) 761-6212

Myers Industries Reports 2015 Second Quarter Results

Scepter Acquisition Continues to Deliver Strong Performance

July 23, 2015, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a leading provider of material handling solutions and tire repair products to industrial end markets, today announced results for the second quarter ended June 30, 2015.

Financial Highlights

•	Net sales of $164.3 million included strong performance from Scepter, offset by weaker demand in the agricultural, industrial, recreational vehicle and marine end markets

•	Gross profit margin increased to 30.8% driven by operational excellence initiatives, pricing actions, sales of new products and the incremental contribution from Scepter

•	Income per diluted share from continuing operations as adjusted increased 45.5% to $0.32 in the second quarter of 2015 compared with the same period last year

•	Net sales and profits benefited from approximately $5 million of customer orders that shifted into Q2 from Q3 2015

Summary

	Quarter Ended June 30,			Six Months Ended June 30,
	2015	2014	% Increase (Decrease)	2015	2014	% Increase (Decrease)
	(Unaudited dollars in thousands, except per share data)

Net sales	$164,335	$152,784	7.6%	$320,683	$303,269	5.7%
Gross profit	$50,581	$42,532	18.9%	$96,338	$84,603	13.9%
Gross profit margin	30.8%	27.8%		30.0%	27.9%
Income from continuing operations before income taxes	$17,275	$9,619	79.6%	$21,289	$16,918	25.8%
Income from continuing operations:
Income	$10,925	$6,327	72.7%	$13,547	$11,090	22.2%
Income per diluted share	$0.35	$0.19	84.2%	$0.43	$0.33	30.3%

Income from continuing operations before income taxes as adjusted*	$14,715	$11,179	31.6%	$20,678	$19,035	8.6%
Income from continuing operations as adjusted*:
Income	$9,933	$7,154	38.8%	$13,958	$12,182	14.6%
Income per diluted share	$0.32	$0.22	45.5%	$0.45	$0.36	25.0%

*	Details regarding the pre-tax adjusted charges (benefits) are provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

President and Chief Executive Officer John C. Orr commented, “Our Scepter business continues to be a very good acquisition as it delivered strong sales and operating performance again in the second quarter of 2015. Although we continued to experience reduced sales of our agricultural products during the second quarter, an acceleration of orders by a few of our customers in that end market led to higher than anticipated sales and profits from those products. Scepter’s strong performance, the acceleration of orders, and pricing and cost reduction actions that we took during the quarter led to the significant improvement in adjusted earnings per diluted share from continuing operations as compared to the second quarter of last year.”

Segment Results

The results below are as adjusted and exclude restructuring and other unusual pre-tax charges (benefits) as detailed on the Reconciliation of Non-GAAP Financial Measures included in this release.

Net sales in the Material Handling Segment for the second quarter of 2015 were $115.8 million compared to $103.0 million for the second quarter of 2014. Incremental sales of $28.6 million from Scepter were partially offset by sales declines in the agricultural, industrial, recreational vehicle and marine end markets as compared to the second quarter of 2014. Material Handling’s adjusted income before taxes was $18.2 million for the second quarter of 2015 compared to $12.2 million for the second quarter of 2014. The increase in adjusted income before taxes year-over-year was due mostly to Scepter’s contribution and higher margin profile, but was also the result of pricing actions, reductions in labor costs, overhead and selling, general and administrative expenses.

Net sales in the Distribution Segment for the second quarter of 2015 were $48.6 million compared to $49.8 million for the second quarter of 2014. The sales decline in the second quarter was the result of weaker demand for some of the segment’s tire repair and retread products. Distribution’s adjusted income before taxes for the second quarter of 2015 was $4.5 million compared to $5.4 million for the second quarter of 2014. The decline in adjusted income before taxes as compared to the second quarter of last year was due mostly to the lower sales volumes and product mix.

Other Financial Items

For the six months ended June 30, 2015, cash flow used for continuing operations was $3.0 million compared to $6.8 million for the six months ended June 30, 2014.

Capital expenditures totaled $9.4 million for the six months ended June 30, 2015 and are forecasted to be approximately $30 million in 2015, of which, roughly 70% will be for new product development, growth, and productivity projects.

The Company did not purchase any shares of its common stock during the quarter. For the six months ended June 30, 2015, the Company purchased 370,200 shares of its common stock for a total of $6.6 million. Approximately 4.1 million shares were available for repurchase at June 30, 2015 under the Company’s current board authorization.

On July 2, 2015, the United States Court of Appeals for the Federal Circuit reversed an award of attorney fees and costs against the Company that had been previously awarded as part of a patent infringement lawsuit. As a result of the Court’s decision, the Company reversed a previously recorded reserve of $3.0 million. This benefit was recognized as a reduction of selling, general and administrative expenses in the second quarter of 2015. The reversal is included in the Reconciliation of Non-GAAP Financial Measures included in this release and is excluded from income from continuing operations as adjusted.

2015 Third Quarter and Full Year Outlook

Although the third quarter of 2015 will be impacted by the continued weakness of the agricultural market, the acceleration of orders that moved into the second quarter, and some continued soft demand in the Material Handling Segment’s end markets, full year operating results should show the benefits of ongoing efforts to reduce costs and strengthen the Company, resulting in a strong foundation for continued earnings growth in the future.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, July 23, 2015 at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at (877) 407-8033. Callers are asked to sign on at least five minutes in advance. A live and archived webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived telephone replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 877-660-6853 or (Int’l) 201-612-7415. The replay passcode is Conference ID #13614253.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view”, and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its web site at http://www.sec.gov, and on the Company’s Investor Relations section of its web site at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share data)

	For the Quarter Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net sales	$164,335	$152,784	$320,683	$303,269
Cost of sales	113,754	110,252	224,345	218,666

Gross profit	50,581	42,532	96,338	84,603
Selling, general and administrative expenses	30,839	31,246	69,880	64,434

Operating income	19,742	11,286	26,458	20,169
Interest expense, net	2,467	1,667	5,169	3,251

Income from continuing operations before income taxes	17,275	9,619	21,289	16,918
Income tax expense	6,350	3,292	7,742	5,828

Income from continuing operations	10,925	6,327	13,547	11,090
Income (loss) from discontinued operations, net of income taxes	494	(578)	3,111	(4,661)

Net income	$11,419	$5,749	$16,658	$6,429

Income per common share from continuing operations:
Basic	$0.35	$0.20	$0.44	$0.34
Diluted	$0.35	$0.19	$0.43	$0.33
Income (loss) per common share from discontinued operations:
Basic	$0.02	$(0.02)	$0.10	$(0.14)
Diluted	$0.02	$(0.02)	$0.10	$(0.14)
Net income per common share:
Basic	$0.37	$0.18	$0.54	$0.20
Diluted	$0.37	$0.17	$0.53	$0.19

Weighted Average Common Shares Outstanding
Basic	30,968,269	32,425,994	31,004,779	32,892,864
Diluted	31,284,915	32,962,790	31,342,103	33,387,109

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change

Net Sales from Continuing Operations
Material Handling	$115,774	$103,046	12.4%	$228,055	$209,723	8.7%
Distribution	48,592	49,789	(2.4)%	92,697	93,672	(1.0)%
Inter-company Sales	(31)	(51)	—	(69)	(126)	—

Total	$164,335	$152,784	7.6%	$320,683	$303,269	5.7%

Income (Loss) from Continuing Operations Before Income Taxes
Material Handling	$20,846	$11,533	80.8%	$34,253	$24,305	40.9%
Distribution	4,508	5,053	(10.8)%	7,999	8,583	(6.8)%
Corporate	(8,079)	(6,967)	—	(20,963)	(15,970)	—

Total	$17,275	$9,619	79.6%	$21,289	$16,918	25.8%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME (LOSS) BEFORE INCOME TAXES BY SEGMENT (UNAUDITED)

(Dollars in millions, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Material Handling
Income from continuing operations before income taxes as reported	$20.8	$11.5	$34.3	$24.3
Litigation reserve reversal	(3.0)	—	(3.0)	—
Restructuring expenses and other adjustments	0.4	0.7	0.5	0.7

Income from continuing operations before income taxes as adjusted	18.2	12.2	31.8	25.0

Distribution
Income from continuing operations before income taxes as reported	4.5	5.1	8.0	8.6
Restructuring expenses and other adjustments	—	0.3	0.1	0.8

Income from continuing operations before income taxes as adjusted	4.5	5.4	8.1	9.4

Corporate and interest expense
(Loss) before income taxes as reported	(8.1)	(7.0)	(21.0)	(16.0)
Transaction costs	—	0.6	—	0.6
Professional and legal fees	—	—	1.8	—

Corporate and interest expense as adjusted	(8.1)	(6.4)	(19.2)	(15.4)

Continuing Operations
Income from continuing operations before income taxes as reported	17.3	9.6	21.3	16.9
Litigation reserve reversal	(3.0)	—	(3.0)	—
Restructuring expenses and other adjustments	0.4	1.6	2.4	2.1

Income from continuing operations before income taxes as adjusted	14.7	11.2	20.7	19.0
Income taxes*	(4.8)	4.0	(6.7)	6.8

Income from continuing operations as adjusted	$9.9	$7.2	$14.0	$12.2

Adjusted earnings per diluted share from continuing operations	$0.32	$0.22	$0.45	$0.36

*	Income taxes calculated using the normalized effective tax rate for each year.

Note on Reconciliation of Income and Earnings Data: Income (loss) excluding the items mentioned above in the text of this release and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	June 30, 2015	December 31, 2014
Assets
Current Assets
Cash	$3,887	$4,676
Accounts receivable, net	98,503	90,664
Inventories	65,791	63,338
Assets held for sale	—	117,775
Prepaid and other	8,644	8,988

Total Current Assets	176,825	285,441
Other Assets	158,050	142,626
Property, Plant, & Equipment, Net	131,439	136,766

Total Assets	$466,314	$564,833

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$69,249	$77,320
Accrued expenses	40,145	49,372
Liabilities held for sale	—	27,122

Total Current Liabilities	109,394	153,814
Long-term debt, net	201,385	236,429
Other liabilities	12,310	13,738
Deferred income taxes	13,277	14,281
Total Shareholders’ Equity	129,948	146,571

Total Liabilities & Shareholders’ Equity	$466,314	$564,833

MYERS INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended
	June 30, 2015	June 30, 2014
Cash Flows From Operating Activities
Net income	$16,658	$6,429
Income (loss) from discontinued operations, net of income tax	3,111	(4,661)

Income from continuing operations	$13,547	$11,090

Items not affecting use of cash
Depreciation	13,290	11,030
Amortization	5,279	1,461
Non-cash stock compensation	1,638	1,593
Provision for loss on accounts receivable	83	550
Deferred taxes	(1,673)	(73)
Other long-term liabilities	2,497	1,244
(Gain) loss from asset disposition	(56)	(139)
Tax benefit from options	(215)	(658)
Other	147	200
Payments on performance based compensation	(1,332)	(1,293)
Cash flow used for working capital, net of acquisitions:
Accounts receivable	(12,918)	(10,386)
Inventories	(4,020)	(10,890)
Prepaid expenses	2,511	337
Accounts payable and accrued expenses	(21,747)	(10,892)

Net cash used for operating activities - continuing operations	(2,969)	(6,826)
Net cash used for operating activities - discontinued operations	(11,672)	(14,200)

Net cash used for operating activities	(14,641)	(21,026)

Cash Flows From Investing Activities
Capital expenditures	(9,381)	(6,971)
Proceeds from sale of property, plant and equipment	36	85
Proceeds from sale of business	69,787	—

Net cash provided by (used for) investing activities - continuing operations	60,442	(6,886)
Net cash provided by (used for) investing activities - discontinued operations	(581)	14,531

Net cash provided by (used for) investing activities	59,861	7,645

Cash Flows From Financing Activities
Proceeds from long-term debt	—	89,000
Net borrowing/(repayment) on credit facility	(31,548)	4,300
Cash dividends paid	(8,367)	(7,480)
Proceeds from issuance of common stock	1,515	2,126
Tax benefit from options	215	658
Repurchase of common stock	(6,577)	(44,399)
Shares withheld for employee taxes on equity awards	(975)	(1,083)
Deferred financing costs	—	(538)

Net cash provided by (used for) financing activities - continuing operations	(45,737)	42,584
Net cash used for financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(45,737)	42,584

Foreign exchange rate effect on cash	(272)	50

Net increase (decrease) in cash	(789)	29,253
Cash at January 1	4,676	6,539

Cash at June 30	$3,887	$35,792